ACKNOWLEDGEMENT AND CONSENT

Block 40 Property, LLC, a Delaware limited liability company (individually and/or collectively, as the context may suggest or require, the “Mortgage Borrower”), hereby acknowledges receipt of a copy of that certain Pledge and Security Agreement, dated as of the date hereof, by Borrower in favor of Lender (the “Pledge Agreement”) and acknowledges that Borrower is bound thereby. Terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Pledge Agreement.

Mortgage Borrower shall give copies of any notices or other communications that it sends to Borrower or to any other owners of Mortgage Borrower related to any Article 8 Matter to Lender at the same time as such notices or other communications are sent to Borrower or any such other owners of Mortgage Borrower. Mortgage Borrower acknowledges the powers and proxies granted in the Pledge Agreement and agree that Lender shall have the sole right during the term of the Pledge Agreement to vote the Pledged Company Interests with respect to any Article 8 Matter.

Dated: July 24, 2026

BLOCK 40 PROPERTY, LLC,

a Delaware limited liability company

By:____________________________

Name:

Title:

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